UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Datatec Systems, Inc. (Name of Registrant as Specified In Its Charter)
_________________________________________________________________________________ (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DATATEC SYSTEMS, INC.

April 1, 2003

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Datatec Systems, Inc., which will be held at 23 Madison Road, Fairfield, New Jersey 07004, on Wednesday, April 30, 2003 at 10:00 A.M., local time.

Information about the Annual Meeting, including a listing and discussion of the matters on which the stockholders will act, may be found in the attached Notice of Annual Meeting and Proxy Statement.

We hope that you will be able to attend the Annual Meeting. However, whether or not you anticipate attending in person, I urge you to complete, sign and return the enclosed proxy card promptly to ensure that your shares will be represented at the Annual Meeting. If you do attend, you will, of course, be entitled to vote in person, and if you vote in person, such vote will nullify your proxy.

Sincerely,

ISAAC GAON
Chairman of the Board
and Chief Executive Officer

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

DATATEC SYSTEMS, INC.
23 Madison Road
Fairfield, New Jersey 07004
_____________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
_____________

To our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Datatec Systems, Inc., a Delaware corporation (the "Company"), will be held at 23 Madison Road, Fairfield, New Jersey 07004, on Wednesday, April 30, 2003 at 10:00 A.M., local time, for the following purposes:

1.	To elect seven (7) members to the Board of Directors of the Company to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified;
2.

To approve an amendment to the Company's 2000 Stock Option Plan to increase the number of shares of the Company's Common Stock available for issuance under the 2000 Stock Option Plan from three million (3,000,000) shares to five million (5,000,000) shares of Common Stock;

3.	To ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending April 30, 2003; and
4.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only stockholders of record at the close of business on March 21, 2003 will be entitled to notice of, and to vote at, the Annual Meeting.

Please sign and promptly mail the enclosed proxy, whether or not you plan to attend the Annual Meeting, in order that your shares may be voted for you. A return envelope is provided for your convenience.

By Order of the Board of Directors,

ISAAC GAON
Chairman of the Board and
Chief Executive Officer

Dated: April 1, 2003
Fairfield, New Jersey

DATATEC SYSTEMS, INC.
23 Madison Road
Fairfield, New Jersey 07004

__________________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

April 30, 2003
__________________________

This Proxy Statement is being furnished to the stockholders of Datatec Systems, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies ("Proxies") for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 23 Madison Road, Fairfield, New Jersey 07004, on Wednesday, April 30, 2003, at 10:00 A.M., local time. At the Annual Meeting, the stockholders will be asked to (i) elect seven (7) directors, (ii) approve an amendment to the Company's 2000 Stock Option Plan to increase the number of shares of the Company's Common Stock available for issuance under the 2000 Stock Option Plan from three million (3,000,000) shares to five million (5,000,000) shares of Common Stock, (iii) ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending April 30, 2003, and (iv) consider and act upon such other business as may properly come before the Annual Meeting. It is expected that the Notice of Annual Meeting, Proxy Statement and form of Proxy will first be mailed to stockholders on or about April 1, 2003.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on March 21, 2003 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. As of the close of business on the Record Date, there were 36,428,118 outstanding shares of the Company's common stock, $.001 par value (the "Common Stock"). Each outstanding share of Common Stock is entitled to one vote. There was no other class of voting securities of the Company outstanding on the Record Date. A majority of the outstanding shares of Common Stock present in person or by proxy is required for a quorum.

PROXIES AND VOTING RIGHTS

Shares of Common Stock represented by Proxies, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares of Common Stock represented thereby will be voted (i) for the election of the persons who have been nominated by the Board of Directors as directors of the Company, (ii) for approval of an amendment to the Company's 2000 Stock Option Plan to increase the number of shares of the Company's Common Stock available for issuance under the 2000 Stock Option Plan from three million (3,000,000) shares to five million (5,000,000) shares of Common Stock, (iii) for the ratification of the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending April 30, 2003, and (iv) for any other matter that may properly be brought before the Annual Meeting in accordance with the judgment of the person or persons voting the Proxy.

The execution of a Proxy will in no way affect a stockholder's right to attend the Annual Meeting and vote in person. Any Proxy executed and returned by a stockholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Annual Meeting, or by execution of a subsequent Proxy which is presented at the Annual Meeting, or if the stockholder attends the Annual Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. Broker "non-votes" and the shares of Common Stock as to which a stockholder abstains are included for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

The management of the Company knows of no matters which are to be presented for consideration at the Annual Meeting other than those specifically described in the Notice of Annual Meeting of Stockholders, but, should other matters, which the Company is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, it is the intention of the persons designated as proxies to vote on them in accordance with their judgment.

All expenses in connection with this solicitation will be borne by the Company. In addition to the use of the mails, proxy solicitations may be made by telephone, telegraph and personal interview by officers, directors and employees of the Company. The Company will, upon request, reimburse brokerage houses and persons holding shares in the names of their nominees for their reasonable expenses in sending solicitation material to their principals.

OWNERSHIP OF SECURITIES

The following table sets forth information concerning ownership of the Common Stock outstanding as of March 21, 2003 by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock, (ii) each director, (iii) each nominee for election as a director, (iv) each of the executive officers named in the summary compensation table, and (v) all executive officers and directors of the Company as a group.

Name and Address of Beneficial Owner(1)	Amount of Shares Beneficially Owned(2)	Percentage of Class
Isaac J. Gaon (3)	1,838,424	4.9%
Raymond R. Koch (4)	99,999	*
Mark J. Hirschhorn (5)	45,000	*
William J. Adams, Jr. (6)	64,000	*
Frank P. Brosens (7)	458,873	1.3%
David M. Milch (8)	1,007,305	2.7%
Robert H. Friedman (9)	170,946	*
Walter Grossman (10)	681,975	1.9%
Mark L. Berenblut (11)	24,000	*
J. Oliver Maggard	0	0
All directors and officers as a group (10 persons) (12)	4,345,522	11.2%

______________

* Less than 1%

(1)	Unless otherwise indicated, all addresses are c/o Datatec Systems, Inc., 23 Madison Road, Fairfield, New Jersey 07004.
(2)

Beneficial ownership has been determined in accordance with Rule 13d-3 ("Rule 13d-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and unless otherwise indicated, represents shares for which the beneficial owner has sole voting and investment power. Each person's percentage of class is calculated in accordance with Rule 13d-3 and includes options or other rights to subscribe which are exercisable within 60 days from March 21, 2003 held by such person (but not those held by any other person). Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

(3)	Mr. Gaon's beneficial ownership includes options exercisable within 60 days from March 21, 2003 to purchase an aggregate of 1,445,301 shares of Common Stock.
(4)	Mr. Koch's beneficial ownership consists of options exercisable within 60 days from March 21, 2003 to purchase an aggregate of 99,999 shares of Common Stock.
(5)	Mr. Hirschhorn's beneficial ownership includes options exercisable within 60 days from March 21, 2003 to purchase an aggregate of 25,000 shares of Common Stock.
(6)

Mr. Adams' beneficial ownership consists of options exercisable within 60 days from March 21, 2003 to purchase 64,000 shares of Common Stock. Mr. Adams' address is c/o WhiteSpace, Inc., 555 East Main Street, Chester, New Jersey 07930.

(7)

Mr. Brosens' beneficial ownership includes options exercisable within 60 days from March 21, 2003 to purchase 96,000 shares of Common Stock. Mr. Brosens' address is 63 East Field Drive, Bedford, New York 10506.

(8)

Dr. Milch's beneficial ownership includes options exercisable within 60 days from March 21, 2003 to purchase 520,000 shares of Common Stock. Dr. Milch's address is c/o Davco Consultants, Inc., 114 East 13th Street, New York, New York 10003.

(9)

Mr. Friedman's beneficial ownership includes options exercisable within 60 days from March 21, 2003 to purchase 136,000 shares of Common Stock. Mr. Friedman's address is c/o Olshan Grundman Frome Rosenzweig & Wolosky LLP, 505 Park Avenue, New York, New York 10022-1170.

(10)

Mr. Grossman's beneficial ownership includes (a) 125,000 shares of Common Stock held by Carlisle Capital LLC, of which Mr. Grossman is the sole managing member, (b) 192,975 shares of Common Stock owned by his spouse, (c) 40,000 shares of Common Stock held by trusts for the benefit of his daughters, and (d) options exercisable within 60 days from March 21, 2003 to purchase an aggregate of 24,000 shares of Common Stock. Mr. Grossman's address is c/o Brookehill Capital Partners, Inc., 1221 Post Road East, Westport, Connecticut 06880.

(11)

Mr. Berenblut's beneficial ownership consists of options exercisable within 60 days from March 21, 2003 to purchase 24,000 shares of Common Stock. Mr. Berenblut's address is 27 Shelborne Avenue, Toronto, Ontario, Canada M5N 1Y8.

(12)	Consists of the shares and options shown in footnotes (3) to (11) above.

PROPOSAL 1

ELECTION OF DIRECTORS

Unless otherwise specified, all Proxies received will be voted in favor of the election of the persons named below as directors of the Company, to serve until the next annual meeting of stockholders of the Company and until their successors shall be duly elected and qualify

The terms of the current directors expire at the Annual Meeting and when their successors are duly elected and qualify. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director. Should any of the nominees not remain a candidate for election at the date of the Annual Meeting, the Proxies will be voted in favor of those nominees who remain candidates and may be voted for substitute nominees selected by the Board of Directors.

Information Concerning Nominees

The names of the nominees and certain biographical information concerning each of them are set forth below:

Name	Age	Position with the Company
Isaac J. Gaon	54	Chairman of the Board and Chief Executive Officer
David M. Milch	48	Director
William J. Adams, Jr.	54	Director
Robert H. Friedman	50	Director
Walter Grossman	59	Director
Mark L. Berenblut	47	Director
J. Oliver Maggard	48	Not Applicable

Isaac J. Gaon, Chairman of the Board since December 1997 and Director since 1992, has served as the Chief Executive Officer since October 1994. He served as Chief Financial Officer from April 1992 until October 1994. From September 1987 to December 1991, Mr. Gaon, a chartered accountant, served as President and Chief Executive Officer of Toronto-based NRG, Inc. (a subsidiary of Gestetner International), an office equipment supplier, and in several senior management roles within Gestetner Canada and Gestetner USA.

Dr. David M. Milch, Director since October 1996, has been a director and principal since 1983 of Bermil Industries Corporation, a closely held diversified company owned by the Milch family involved in the manufacture, sale, financing, and distribution of capital equipment, and in real estate development. Dr. Milch is also the sole stockholder of Davco Consultants, Inc., a corporation that he founded in 1989 for the purpose of identifying, advising, and investing in emerging growth technologies.

William J. Adams, Jr., Director since April 2000, has served as the President of WhiteSpace, Inc., a consulting firm specializing in marketing techniques for technology-based firms, since he founded such firm in February 1998. Prior to that time and since January 1994, Mr. Adams served as the President of Infosource, Inc., an information technology consulting firm that he also founded. From November 1996 to February 1998, Mr. Adams held several management positions with Perot Systems Corp., a consulting systems integrator.

Robert H. Friedman, Director since August 1994, has been a partner with Olshan Grundman Frome Rosenzweig & Wolosky LLP, a New York City law firm, since August 1992. Prior to that time and since September 1983 he was with Cahill Gordon & Reindel, also a New York City law firm. Mr. Friedman specializes in corporate and securities law matters. Mr. Friedman is also a member of the faculty of the Practising Law Institute.

Walter Grossman, Director since May 2001, is also Chairman of Brookehill Capital Partners, Ltd., a private investment firm. He began his professional work experience at the Department of Commerce in Washington, D.C. and then joined the investment firm of E.F. Hutton. In 1970, he joined Loeb, Rhoades & Co. as Vice President and subsequently the institutional research firm of Faulkner, Dawkins & Sullivan before founding Brookehill Capital Management in 1978.

Mark L. Berenblut, Director since June 2001, has also been a managing partner of Carnegie Hill Investment Partners, a venture capital investment fund, since March 2001 and the managing partner of Berenblut Consulting, a strategy, finance and economics consulting firm, since January 2001. He is qualified as a Chartered Accountant and Chartered Business Valuator. He was an equity partner with Arthur Andersen LLP from 1992 to November 2000. Mr. Berenblut is also a member of the advisory board to a charitable endowment fund.

J. Oliver Maggard, has been a Managing Director at Harpeth Capital since October 2002, engaging in investment banking activities in the consumer, healthcare and business service industries. Prior to that, Mr. Maggard was a partner of Regent Capital Partners, L.P., a private equity firm with a focus on middle market companies, which he co-founded in 1994. Prior to that, Mr. Maggard held various investment banking positions at Bankers Trust Company, Kidder Peabody & Company, Inc., Drexel Burnham Lambert Incorporated and E.F. Hutton & Company.

Required Vote

Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. Votes withheld and broker non-votes are not counted toward a nominee's total.

Recommendation of the Board of Directors

The Board of Directors of the Company recommends a vote "FOR" the election of each of the nominees.

Meetings and Committees of the Board of Directors

During the fiscal year ended April 30, 2002 ("Fiscal 2002"), the Company's Board of Directors formally met on six occasions. Each of the directors attended (or participated by telephone in) more than 75% of such meetings of the Board of Directors and Committees on which he served during Fiscal 2002. During Fiscal 2002, the Board of Directors also acted by unanimous written consent in lieu of a meeting on three occasions. The Board of Directors has no committees other than the Compensation Committee, the Nominating Committee and the Audit Committee.

The Compensation Committee of the Company's Board of Directors is composed of Walter Grossman and Mark Berenblut. Thomas Berry and Frank Brosens, who each served on the Compensation Committee during Fiscal 2002, no longer serve on such Committee. The purpose of this committee is to review and approve the compensation of the Company's executive officers and to administer and interpret the Company's stock option plans. The Compensation Committee did not meet or act by unanimous written consent in lieu of a meeting during Fiscal 2002.

The Nominating Committee of the Company's Board of Directors is composed of Isaac Gaon, William Adams and David Milch. The purpose of this Committee is to select and nominate directors for election at the Company's annual meetings of stockholders. The Nominating Committee did not meet or act by unanimous written consent in lieu of a meeting during Fiscal 2002. Stockholders wishing to recommend candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company and providing the candidate's name, biographical data and qualifications.

The Audit Committee of the Company's Board of Directors is currently composed of Walter Grossman and Mark Berenblut. Kevin Moore and Frank Brosens, who each served on the Audit Committee during Fiscal 2002, no longer serve on such Committee. The Audit Committee recommends the Company's independent auditors, reviews the scope of their engagement, consults with the auditors, reviews the results of their examination, acts as liaison between the Board of Directors and the auditors and reviews various Company policies, including those relating to accounting and internal controls. The Audit Committee met once during Fiscal 2002 and did not act by unanimous written consent in lieu of a meeting.

Executive Officers

The Company's executive officers, who are not also directors of the Company, as well as additional information with respect to such persons is set forth below. Information with respect to executive officers of the Company who are also directors is set forth in "Information Concerning Nominees" above.

Name	Age	Position with the Company
Raymond R. Koch	57	Chief Operating Officer
Mark J. Hirschhorn	38	Chief Financial Officer

Raymond R. Koch, Chief Operating Officer, joined the Company in July 2001. From April 2000 to December 2000, Mr. Koch was President and Chief Operating Officer for Nua Limited, Dublin, Ireland, an Internet software development and e-learning organization. From 1989 to 2000, Mr. Koch held several senior executive positions with the Company and its subsidiary Datatec Industries, Inc. as follows: Chief Operating Officer and Executive Vice President of the Company from 1996 to 2000; President and Chief Operating Officer of Datatec Industries from 1994 to 1996; President of Datatec Industries from 1991 to 1994; and Executive Vice President of Datatec Industries from 1989 to 1991.

Mark J. Hirschhorn, Chief Financial Officer, joined the Company in March 2003. From March 2001 to October 2002, Mr. Hirschhorn was Vice President and Chief Financial Officer of Radianz, Ltd.; from July 2000 to March 2001, Mr. Hirschhorn was Vice President and Chief Financial Officer of Skyauction.com, Inc.; from April 1999 to June 2000, Mr. Hirschhorn was Vice President and Chief Financial Officer of Deltathree, Inc.; and from January 1996 to April 1999, Mr. Hirschhorn was Vice President and Global Controller for RSL Communications, Ltd. Mr. Hirschhorn, a certified public accountant, began his career with Deloitte and Touche LLP in New York.

The officers of the Company are elected annually by the Board of Directors at its meeting following the Annual Meeting of Stockholders and hold office at the discretion of the Board of Directors. There are no family relationships between any directors and executive officers of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representation from certain reporting persons, the Company believes, during Fiscal 2002, that there was compliance with all Section 16(a) filing requirements applicable to its officers, directors and ten percent stockholders, with the exception of (a) Isaac Gaon whose exercise of options in one transaction was inadvertently reported late, (b) Isaac Gaon whose acquisition of Common Stock in one transaction was inadvertently reported late, (c) David Milch whose acquisition of Common Stock in one transaction was inadvertently reported late, (d) Walter Grossman whose acquisitions of Common Stock in three transactions were inadvertently reported late, (e) Frank Brosens whose acquisition of options in one transaction was inadvertently reported late, (f) Raymond Koch whose acquisitions of options in two transactions were inadvertently reported late and (g) Mark Berenblut whose initial Form 3 was inadvertently reported late.

Executive Compensation

Summary Compensation Table

The following table sets forth information for the fiscal years ended April 30, 2000, 2001 and 2002 with respect to annual and long-term compensation for services in all capacities to the Company of the chief executive officer and the most highly compensated executive officers of the Company at April 30, 2002 who received compensation of at least $100,000 (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE
		Annual Compensation (1)		Long-Term Compensation Awards
Name and Position	Year	Salary	Bonus	Securities Underlying Options (#)	Other Compensation

Isaac J. Gaon, Chairman of the Board and Chief Executive Officer	2002 2001 2000	$350,000 $346,772 $266,000	-- -- --	-- 700,000 --	-- -- --
Raymond R. Koch, Chief Operating Officer (2)	2000	$187,654	$28,125	125,000	--

_______________________

(1)

The value of personal benefits for executive officers during Fiscal 2002 that might be attributable to management as executive fringe benefits such as automobiles and club dues cannot be specifically or precisely determined; however, it would not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for any individual named above.

(2)	Mr. Koch joined the Company in July 2001.

Option Grants Table

The following table sets forth certain information regarding stock option grants made to each of the Named Executive Officers during Fiscal 2002.

OPTION GRANTS IN LAST FISCAL YEAR
	Individual Grants (1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)

Name	Shares of Common Stock Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year (%)	Exercise of Base Price ($/Sh)	Expiration Date	5%	10%

Raymond R. Koch	100,000	17%	$0.76	07/27/11	47,796	121,124
Raymond R. Koch	25,000	4%	$0.64	10/15/11	10,162	25,500

_______________________

(1)	Options granted to Mr. Koch vest as follows: one-third at grant date; an additional one-third one year after grant date; and, the final one-third two years after grant date.

(2)

The potential realizable portion of the foregoing table illustrates value that might be realized upon exercise of options immediately prior to the expiration of their term, assuming (for illustrative purposes only) the specified compounded rates of appreciation on the Common Stock over the term of the option. These numbers do not take into account provisions providing for termination of the option following termination of employment, non-transferability or difference in vesting periods.

Aggregated Option Exercises and Year-End Option Values Table

The following table sets forth certain information concerning stock options exercised during Fiscal 2002 and stock options that were unexercised at the end of Fiscal 2002 with respect to the Named Executive Officers.

Aggregated Option Exercises During The Most Recently Completed Fiscal Year
and Fiscal Year-End Option Values
			Number of Securities Underlying Unexercised Options Held at Fiscal Year-End (#)		Value of Unexercised In-The-Money Options at Fiscal Year-End ($) (1)

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Isaac J. Gaon	368,245	$261,000	1,215,488	183,333	--	--

Raymond R. Koch	--	--	41,666	83,334	$5,600	$11,200

_______________________

(1) Represents the total gain that would be realized if all in-the-money options held at April 30, 2002 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and $0.87 per share, which was the closing bid price per share of the Common Stock on April 30, 2002. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

Directors Compensation

Each director who is not an employee of the Company is eligible to receive a fee of $1,000 per meeting attended. The members of the Board are also eligible for reimbursement of their reasonable expenses incurred in connection with attendance at Board meetings. In addition, each director who is not an employee of the Company receives a grant of options to purchase 24,000 shares of Common Stock on the date that such director first becomes a director of the Company and on the day which is the yearly anniversary date after he began serving on the Board.

Employment Agreements

Isaac Gaon is employed as Chairman of the Board and Chief Executive Officer of the Company pursuant to an employment agreement dated as of May 1, 2000, for a term ending on April 30, 2003. The agreement provides for an initial base salary of $350,000 which shall be increased annually by a percentage equal to the percentage by which the Consumer Price Index for Urban Borrowers and Clerical Workers: New York, N.Y.- Northeastern New Jersey shall have been increased over the preceding year. The agreement also provides for incentive compensation in an amount of up to 25% of the base salary based upon profits, stock market returns and Board discretion. In the event of his disability, Mr. Gaon is to receive the full amount of his base salary for six months. Upon a Change of Control of the Company (as defined in the agreement) that results in Mr. Gaon's removal from the Company's Board of Directors, a significant change in the conditions of his employment or other breach of the agreement, he is to receive liquidated damages equal to 2.99 times the "base amount," as defined in the United States Internal Revenue Code of 1986, as amended (the "Code"), of his compensation. Upon early termination by the Company without Cause (as defined in the agreement), or by Mr. Gaon with "Good Reason" (as defined in the agreement), the Company is required to pay Mr. Gaon the remainder of the salary owed him for the employment period, but in no event shall such payment be less than $500,000. Additionally, Mr. Gaon will be entitled to undistributed bonus payments, as well as pro-rata unused vacation time payments. In addition, following a Change of Control, termination by the Company without Cause, or termination by Mr. Gaon for Good Reason, the Company is obligated to purchase all Mr. Gaon's stock options, whether exercisable or not, for a price equal to the difference between the fair market value of the Common Stock on the date of termination and the exercise price of such options.

Raymond Koch is employed as Chief Operating Officer of the Company under a letter agreement dated July 5, 2001, for an unspecified term. The agreement provides for an annual base salary of $225,000. In accordance with the agreement, Mr. Koch has been granted options to purchase an aggregate of 125,000 shares of Common Stock. Mr. Koch is also entitled to a bonus of up to 25% of his base salary and annual option grants to purchase up to 50,000 shares of Common Stock based on the Company achieving certain performance goals. Upon termination by the Company without cause, Mr. Koch is entitled to six months severance pay and benefits.

Mark J. Hirschhorn is employed as Chief Financial Officer of the Company under an Employment Agreement dated as of March 3, 2003. The agreement provides for an annual base salary of $225,000. In accordance with the agreement, Mr. Hirschhorn has been granted options to purchase an aggregate of 75,000 shares of Common Stock. Mr. Hirschhorn is also entitled to a bonus of up to 25% of his base salary and an unspecified amount of option grants annually. Upon termination by the Company without cause, or by Mr. Hirschhorn for good reason, Mr. Hirschhorn is entitled to six months severance pay and benefits.

Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	4,818,672	$3.38	1,516,299
Equity compensation plans not approved by security holders	--	--	--

Total	4,818,672	$3.38	1,516,299

REPORT OF THE COMPENSATION COMMITTEE

General

The Board of Directors created the Compensation Committee in 1994. The Compensation Committee is currently composed of Walter Grossman and Mark Berenblut. Thomas Berry and Frank Brosens, who each served on the Compensation Committee during Fiscal 2002, no longer serve on such committee.

The Compensation Committee's duties include: making recommendations on compensation actions involving the Company's President and Chief Executive Officer, including but not limited to salary actions, incentive bonus determinations and terms of employment; approving incentive bonus determinations and terms of employment for executive officers other than the President and Chief Executive Officer and for other key employees and agents; reviewing salary actions (approved by the Chief Executive Officer) regarding executive officers other than the President and Chief Executive Officer and regarding other key employees and agents; making recommendations on compensation and benefit plans requiring Board and/or stockholder approval; and such other duties as the Board of Directors may assign to it from time to time. The Compensation Committee also administers the Company's stock option plans.

Philosophy of Executive Compensation

In reaching its decisions regarding executive compensation, the Compensation Committee was guided by the following philosophy:

1.	Total cash compensation levels (salary plus annual bonus) should be set at levels consistent with competitive practice at other open systems computer integration companies of similar size.
2.	Performance objectives, used to determine incentive bonuses, should be explained and confirmed in advance.
3.	Stock based incentives should be sufficient to promote alignment of interests between executives and stockholders, while ensuring that stockholders must benefit before executives do.
4.	Employment security arrangements should provide competitive benefits while encouraging executives to make decisions that will maximize long-term stockholder value.

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company's highest paid executives. Certain performance-based compensation that has been approved by stockholders is not subject to the deduction limit. The Company intends to qualify certain compensation paid to executive officers for deductibility under the Code, including Section 162(m). However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

Compensation Programs for Executive Officers

This section describes the compensation programs for executive officers that were in effect in Fiscal 2002 and the programs approved by the Compensation Committee for the fiscal year ending April 30, 2003.

Base Salary

Base salary levels are primarily a function of competitive practice at other companies for positions of similar scope and responsibility. Other factors that influence base salary levels include the incumbent's tenure with the Company, individual performance, potential earnings from comparable outside positions and the performance of the Company.

Mr. Gaon's salary for Fiscal 2002 was $350,000, which reflected a competitive salary for his position for similarly sized companies.

Incentive Bonus Program

The Compensation Committee considers cash performance bonuses for its executives in accordance with the following terms: competitive practice at other companies for positions of similar scope and responsibility; overall performance of the Company; individual performance of the executive; and transactions effected for the benefit of the Company which are outside the ordinary business and directly accomplished through the efforts of the executive.

Stock Option Program

During Fiscal 2002, options to purchase an aggregate of 125,000 shares of Common Stock were granted to the Named Executive Officers under the Company's 2000 Stock Option Plan. Grants under the Company's stock option plan are made to provide incentives to executive officers to contribute to corporate growth and profitability and are based on the Compensation Committee and the Board's judgment of an employee's contribution to the success of the Company's operations.

Employment Agreements

The Company has employment agreements with Isaac Gaon, Raymond Koch and Mark J. Hirschhorn. See "Executive Compensation - Employment Agreements." The objective of these agreements was to ensure the Company of consistency of leadership and the retention of a qualified Chief Executive Officer, Chief Operating Officer and Chief Financial Officer and to provide a sense of employment security to Messrs. Gaon, Koch and Hirschhorn and thereby encouraging their decisions to benefit stockholders in the long-term.

Submitted by Current Compensation Committee

Walter Grossman
Mark Berenblut

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors has furnished the following report on its activities with respect to its oversight responsibilities during Fiscal 2002. The report is not deemed to be "soliciting material," or to be "filed" with the Commission or subject to the Commission's proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into any such filing.

Based on its written charter, the Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. During Fiscal 2002, the Audit Committee of the Board of Directors was comprised of three directors, Frank Brosens, Walter Grossman and Mark Berenblut. Mr. Brosens has since resigned from the Board of Directors. Messrs. Grossman and Berenblut are independent as defined in the applicable listing standards of the National Association of Securities Dealers.

The Audit Committee held one meeting during Fiscal 2002. In fulfilling its responsibilities, the Audit Committee recommended to the Board of Directors the selection of the Company's independent auditors. The Audit Committee discussed with the independent auditors the overall scope and specific plans for the adequacy of the Company's internal controls. During the Audit Committee meetings, the Audit Committee met with the independent auditors, without management present, to discuss the results of the audits, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee has discussed the audited financial statements with the management of the Company. The meetings also were designed to facilitate any private communication with the Audit Committee desired by the independent auditors.

The Audit Committee monitored the independence and performance of the Company's independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Audited Standards, AU Section 380), as modified or supplemented. The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and discussed with the independent auditors the independent auditors' independence. The Audit Committee determined that the provision of professional services, other than audit and review services by the Company's independent auditors, is compatible with maintaining their independence. Based on its review and discussions with management and the independent auditors, the Audit Committee has recommended that the audited financial statements of the Company be included in the Company's annual report on Form 10-K.

Submitted by Current Audit Committee

Walter Grossman
Mark Berenblut

PERFORMANCE GRAPH

The Company knows of no other company whose entire focus is information technology deployment services and has chosen the Media General Financial Services Information Technology Services Index (the "MG Index") as a benchmark for comparing the performance of the Company's Common Stock. The Company believes that the MG Index is comprised of companies whose primary lines of business most closely approximate the business of the Company.

The graph below compares the cumulative total stockholder return on the Common Stock of the Company with the cumulative total return on the Nasdaq Market Index and the MG Index, assuming the investment of $100 in the Company's Common Stock and each of the foregoing indices on April 30, 1997, and reinvestment of all dividends.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
Company/Index	4/30/97	4/30/98	4/30/99	4/28/00	4/30/01	4/30/02

Datatec Systems, Inc.	100.00	169.23	79.81	275.00	27.69	26.77

MG Index	100.00	150.68	150.37	164.94	116.22	113.86

Nasdaq Market Index	100.00	148.53	196.14	304.76	170.17	136.74

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

William J. Adams, Jr., a director of the Company, is the President of WhiteSpace, Inc., a company that had been retained by the Company to provide consulting services. Fees paid to WhiteSpace, Inc. during the years ended April 30, 2000, 2001 and 2002 amounted to $57,000, $93,000 and $125,000, respectively, but this relationship has concluded so we anticipate that no fees will be paid in the future.

Robert H. Friedman, a director of the Company, is a member of the law firm of Olshan Grundman Frome Rosenzweig & Wolosky LLP, which law firm we retained during the last fiscal year.

PROPOSAL 2

APPROVAL OF THE AMENDED AND RESTATED

2000 STOCK OPTION PLAN

The Board of Directors has unanimously approved for submission to a vote of stockholders a proposal to approve an amendment to the 2000 Stock Option Plan (the "2000 Plan") to increase the number of shares of Common Stock available for issuance under the 2000 Plan from three million (3,000,000) shares to five million (5,000,000) shares. The 2000 Plan was initially created with 3,000,000 shares of Common Stock available for grant. The 2000 Plan became effective on March 8, 2000 and was approved by the stockholders of the Company on April 18, 2000. No other amendments to the 2000 Plan are being proposed.

The Board of Directors believes that the continued growth and profitability of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting and retaining key personnel. The purpose of the 2000 Plan is to retain in the employ of and as directors, consultants and advisors to the Company persons of training, experience and ability, to attract new employees, directors, advisors and consultants whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries. As the Company continues to develop, it believes that the grants of options and other forms of equity participation will become a more important means to retain and compensate employees, directors, advisors and consultants.

Each option granted pursuant to the 2000 Plan shall be designated at the time of grant as either an "incentive stock option" or as a "non-statutory stock option." In addition, any director of the Company who is neither a present nor past employee of the Company will receive automatic option grants under the 2000 Plan. A summary of the significant provisions of the 2000 Plan is set forth below.

Administration of the Plan

The 2000 Plan is required to be administered by the Board of Directors of the Company or a committee consisting of two or more directors who are "Non-Employee Directors" (as such term is defined in Rule 16b-3) and "Outside Directors" (as such term is defined in Section 162(m) of the Code) (the "Committee"). All references to the term "Committee" herein, shall be deemed references to the Board of Directors. The Committee determines, with the exception of options automatically granted to non-employee directors pursuant to of the Plan, to whom among those eligible, and the time or times at which options will be granted, the number of shares to be subject to options, the duration of options, any conditions to the exercise of options, and the manner in and price at which options may be exercised. In making such determinations, the Committee may take into account the nature and period of service of eligible persons, their level of compensation, their past, present and potential contributions to the Company and such other factors as the Committee in its discretion deems relevant.

The Committee is authorized to amend, suspend or terminate the 2000 Plan, except that it is not authorized without stockholder approval (except with regard to adjustments resulting from changes in capitalization) to (i) materially increase the number of shares that may be issued under the 2000 Plan, except as is provided in Section 8 of the 2000 Plan; (ii) materially increase the benefits accruing to the option holders under the 2000 Plan; (iii) materially modify the requirements as to eligibility for participation in the 2000 Plan; (iv) decrease the exercise price of an Incentive Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof, decrease the exercise price of a Nonqualified Option to less than 80% of the Fair Market Value per share of Stock on the date of grant thereof; or decrease the exercise price of an option granted to a Non-Employee director under Section 6 of the 2000 Plan, or (v) extend the term of any option beyond that provided for in Section 5 of the 2000 Plan.

Unless the 2000 Plan is terminated earlier by the Committee, it will terminate on March 8, 2010.

Common Stock Subject to the 2000 Plan

The 2000 Plan provides that options may be granted with respect to a total of 5,000,000 shares of Common Stock, which includes the 2,000,000 shares of Common Stock contained in the amendment to the 2000 Plan. The maximum number of shares of stock that can be subject to options granted under the 2000 Plan to any individual in any calendar year shall not exceed 750,000. Under certain circumstances involving a change in the number of shares of Common Stock, such as a stock split, stock consolidation or payment of a stock dividend, the class and aggregate number of shares of Common Stock in respect of which options may be granted under the 2000 Plan, the class and number of shares subject to each outstanding option and the option price per share will be proportionately adjusted. In addition, if the Company is involved in a merger, consolidation, dissolution, liquidation or upon a transfer of substantially all of the assets or more than 80% of the outstanding Common Stock, the options granted under the 2000 Plan will be adjusted or, under certain conditions, will terminate, subject to the right of the option holder to exercise his option or a comparable option substituted at the discretion of the Company prior to such event. If any option expires or terminates for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for the purposes of the 2000 Plan.

Participation

Any employee, officer, director of, and any consultant and advisor to the Company or any of its subsidiaries shall be eligible to receive stock options under the 2000 Plan. Only employees of the Company or its subsidiaries shall be eligible to receive incentive stock options. Only directors that are not employees of the Company (each a "Non-Employee Director") shall be eligible to receive automatic option grants under the 2000 Plan.

Option Price

With the exception of options granted to Non-Employee Directors under the 2000 Plan, the exercise price of each option is determined by the Committee, but may not be less than 100% of the Fair Market Value (as defined in the 2000 Plan) of the shares of Common Stock covered by the option on the date the option is granted in the case of an incentive stock option, nor less than 80% of the Fair Market Value of the shares of Common Stock covered by the option on the date the option is granted in the case of a non-statutory stock option. If an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's capital stock, then the exercise price may not be less than 110% of the Fair Market Value of the Common Stock covered by the option on the date the option is granted.

Terms of Options

With the exception of options granted to Non-Employee Directors under the 2000 Plan, the Committee shall, in its discretion, fix the term of each option, provided that the maximum term of each option shall be 10 years. Incentive stock options granted to an employee who owns over 10% of the total combined voting power of all classes of stock of the Company shall expire not more than five years after the date of grant. The 2000 Plan provides for the earlier expiration of options of a participant in the event of certain terminations of employment or engagement. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the common stock of the Company, the Compensation Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the 2000 Plan and in the number and option price of shares subject to outstanding options granted under the 2000 Plan, to the end that after such event each option holder's proportionate interest shall be maintained as immediately before the occurrence of such event.

Automatic Option Grants to Non-Employee Directors

Pursuant to Section 6 of the 2000 Plan, each Non-Employee Director shall automatically receive a grant of an option to purchase 24,000 shares of Common Stock on the date that such director first becomes a director of the Company. To the extent that shares of Common Stock remain available for the grant of options under the 2000 Plan, each year on the day which is the yearly anniversary date after they began serving on the Board, each Non-Employee Director shall be granted an option to purchase 24,000 shares of Common Stock.

Options automatically granted under Section 6 of the 2000 Plan shall be exercisable in three equal installments commencing on the date of such grant and on the two one year anniversaries thereafter; provided that in the case of a Non-Employee Director's death or permanent disability, such options held thereby will become immediately exercisable for a one-year period (but in no case after the stated term of such option has expired).

The term of each of the options granted under Section 6 of the 2000 Plan shall be ten years from the date of grant, subject to early termination by the Committee. The 2000 Plan also provides for the termination of such options after one year in the event a Non-Employee Director's membership on the Board of Directors terminates.

Restrictions on Grant and Exercise

Generally, an option may not be transferred or assigned other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and, during the lifetime of the option holder, may be exercised solely by him. The aggregate Fair Market Value (determined at the time the incentive stock option is granted) of the shares as to which an employee may first exercise incentive stock options in any one calendar year under all incentive stock option plans of the Company and its subsidiaries may not exceed $100,000. The Committee may impose any other conditions to exercise as it deems appropriate.

Registration of Shares

The Company has filed a registration statement under the Securities Act of 1933, with respect to the current three million (3,000,000) shares of Common Stock issuable pursuant to the 2000 Plan. Upon approval of the amended 2000 Plan by the Company's stockholders, the Company intends to amend such registration statement to include the additional shares that are contained in the amendment to the 2000 Plan.

Rule 16b-3 Compliance.

In all cases, the terms, provisions, conditions and limitations of the 2000 Plan shall be construed and interpreted consistent with the provisions of Rule 16b-3 of the Securities Exchange Act.

Tax Treatment of Incentive Options

In general, no taxable income for Federal income tax purposes will be recognized by an option holder upon receipt or exercise of an incentive stock option and the Company will not then be entitled to any tax deduction. Assuming that the option holder does not dispose of the option shares before the expiration of the longer of (i) two years after the date of grant, or (ii) one year after the transfer of the option shares, upon disposition, the option holder will recognize capital gain equal to the difference between the sale price on disposition and the exercise price.

If, however, the option holder disposes of his option shares prior to the expiration of the required holding periods, he will recognize ordinary income for Federal income tax purposes in the year of disposition equal to the lesser of (i) the difference between the fair market value of the shares at date of exercise and the exercise price, or (ii) the difference between the sale price upon disposition and the exercise price. Any additional gain on such disqualifying disposition will be treated as capital gain. In addition, if such a disqualifying disposition is made by the option holder, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder provided such amount constitutes an ordinary and reasonable expense of the Company.

Tax Treatment of Non-Statutory Options

No taxable income will be recognized by an option holder upon receipt of a non-statutory stock option, and the Company will not be entitled to a tax deduction for such grant.

Upon the exercise of a non-statutory stock option, the option holder will include in taxable income for Federal income tax purposes the excess in value on the date of exercise of the shares acquired upon exercise of the non-qualified stock option over the exercise price. Upon a subsequent sale of the shares, the option holder will derive short-term or long-term gain or loss, depending upon the option holder's holding period for the shares, commencing upon the exercise of the option, and upon the subsequent appreciation or depreciation in the value of the shares.

The Company generally will be entitled to a corresponding deduction at the time that the participant is required to include the value of the shares in his income.

Withholding of Tax

The Company is permitted to deduct and withhold amounts required to satisfy its withholding tax liabilities with respect to its employees.

Previously Granted Options Under the 2000 Plan

The following table sets forth the options granted under the 2000 Plan since inception to: (i) each of the executive officers named in the summary compensation table; (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; (iv) each nominee for election as a director; (v) each associate of any of such directors, executive officers or nominees; (vi) each other person who received or is to receive 5 percent of such options, warrants or rights; and (vii) all employees, including all current officers who are not executive officers, as a group:

Name and Title	Number of Options Granted	Weighted Average Exercise Price

Isaac Gaon	700,000	$3.926
Raymond R. Koch	175,000	$0.749
Mark J. Hirschhorn	75,000	$1.78
David M. Milch	424,000	$2.424
William J. Adams, Jr.	72,000	$3.143
Robert H. Friedman	72,000	$2.203
Walter Grossman	72,000	$1.747
Mark L. Berenblut	48,000	$0.76
J. Oliver Maggard	0	$0
All current executive officers as a group ( 3 persons )	950,000	$3.172
All current directors who are not executive officers as a group (5 persons)	688,000	$2.289
All employees, including all current officers who are not executive officers as a group (258 persons )	785,123	$1.698

As of March 21, 2003, the market value of the Common Stock of the Company underlying options granted pursuant to the 2000 Plan was equal to $1.46. As of March 21, 2003, options to purchase 486,284 shares of Common Stock remain available for issuance under the 2000 Plan.

Whether or not holders of a majority of the Common Stock vote in favor of the amendment to the 2000 Plan, options previously granted pursuant to the 2000 Plan as set forth above will remain valid and outstanding.

Required Vote

The affirmative vote of the holders of a majority of the Common Stock present, in person or by proxy, is required for approval of the amendment to the 2000 Plan. An abstention, withholding of authority to vote or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the requisite stockholder vote.

Recommendation of the Board of Directors

The Board of Directors of the Company recommends a vote "FOR" the approval of the adoption of the amendment to the 2000 Stock Plan.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

On April 11, 2002, the Company rescinded its earlier decision to engage Arthur Andersen LLP ("Andersen") and dismissed Andersen as independent public accountants for the fiscal year ended April 30, 2002. The audit reports of Andersen on the consolidated financial statements and subsidiaries for each of the fiscal years ended April 30, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to dismiss Andersen as independent public accountants was made by the Board of Directors following the recommendation of its Audit Committee. During the fiscal years ended April 30, 2001 and 2000 and the subsequent interim period through April 11, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Andersen's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports. During the fiscal year ended April 30, 2001 and 2000 and the subsequent interim period through April 11, 2002, there were no "reportable events" as defined by Item 304(a)(1)(v) of Regulation S-K.

On April 11, 2002, the Company engaged Deloitte & Touche LLP ("Deloitte") as its new principal independent accountants for the fiscal year ending April 30, 2003. Neither the Company nor anyone on its behalf has consulted Deloitte during the Company's two most recent fiscal years, or any subsequent interim period, prior to the engagement of Deloitte. Although the selection of auditors does not require ratification, the Board of Directors has directed that the appointment of Deloitte be submitted to stockholders for ratification due to the significance of their appointment to the Company. If the stockholders do not ratify the appointment of Deloitte, the Board of Directors will consider the appointment of other independent auditors. A representative from Deloitte is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from stockholders.

Fees of Deloitte & Touche LLP

Audit Fees: The aggregate fees billed for professional services rendered by Deloitte for the audit of the annual financial statements of the Company for the fiscal year ended April 30, 2002 and the review of the financial statements included in the Company's Forms 10-Q for such fiscal year were approximately $243,000.

Financial Information Systems Design And Implementation Fees: No fees were billed for professional services rendered by Deloitte for financial information systems design and implementation services for the fiscal year ended April 30, 2002.

All Other Fees: No fees were billed for services rendered by Deloitte, other than the services referred to above, for the fiscal year ended April 30, 2002.

The Audit Committee has considered whether the provision by Deloitte of the services covered by the fees other than the audit fees is compatible with maintaining Deloitte's independence and believes that it is compatible.

Fees of Arthur Andersen LLP

Audit Fees: The aggregate fees billed for professional services rendered by Andersen in preparation for the audit of the annual financial statements of the Company for the fiscal year ended April 30, 2002 and the review of the financial statements included in the Company's Forms 10-Q for such fiscal year were approximately $42,500.

Financial Information Systems Design And Implementation Fees: No fees were billed for professional services rendered by Andersen for financial information systems design and implementation services for the fiscal year ended April 30, 2002.

All Other Fees: The aggregate fees billed for services rendered by Andersen, other than the services referred to above, for the fiscal year ended April 30, 2002 were approximately $52,000.

The Audit Committee has considered whether the provision by Andersen of the services covered by the fees other than the audit fees is compatible with maintaining Andersen's independence and believes that it is compatible.

Required Vote

The affirmative vote of the holders of a majority of shares of Common Stock present, in person or by proxy, is required for ratification of the appointment of Deloitte as independent auditors of the Company. An abstention, withholding of authority to vote or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the requisite stockholder vote.

Recommendation of the Board of Directors

The Board of Directors of the Company recommends a vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending April 30, 2003.

ANNUAL REPORT

All stockholders of record as of the Record Date have been sent, or are concurrently herewith being sent, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2002. Such report contains certified consolidated statements of the Company and its subsidiaries for Fiscal 2002.

STOCKHOLDER PROPOSALS

Stockholder proposals made in accordance with Rule 14a-8 under the Exchange Act and intended to be presented at the Company's 2003 Annual Meeting of Stockholders must be received by the Company at its principal office in Fairfield, New Jersey within a reasonable time before the Company begins to print and mail its proxy materials. The Company will inform stockholders of such date either in a report filed with the Commission and/or a press release. Such proposals should be addressed to the Corporate Secretary, Datatec Systems, Inc., 23 Madison Road, Fairfield, New Jersey 07004.

On May 21, 1998, the Commission adopted an amendment to Rule 14a-4, as promulgated under the Exchange Act. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal, which is not addressed in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. If during the prior year the Company did not hold an annual meeting, or if the date of the annual meeting has changed more than 30 days from the prior year, then notice must not have been received a reasonable time before the Company mails its proxy materials in order for the Company to be allowed to use its discretionary voting authority when the proposal is raised.

As of the date of this Proxy Statement, management knows of no matters other than those set forth herein which will be presented for consideration at the Annual Meeting.

By Order of the Board of Directors,

/s/ Isaac J. Gaon
ISAAC GAON
Chairman of the Board and
Chief Executive Officer

April 1, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

DATATEC SYSTEMS, INC.

Proxy - Annual Meeting of Stockholders
April 30, 2003

The undersigned, a stockholder of Datatec Systems, Inc., a Delaware corporation (the "Company"), does hereby constitute and appoint Isaac Gaon and Mark Hirschhorn and each of them, the true and lawful attorney and proxy with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at 23 Madison Road, Fairfield, New Jersey 07004, on Wednesday, April 30, 2003, at 10:00 A.M., local time, or at any adjournment or adjournments thereof.

The undersigned hereby instructs said proxies or their substitutes:

(1)	ELECTION OF DIRECTORS

FOR all nominees listed below _____ WITHHOLD authority to vote______
(except as marked to the for all nominees listed below
contrary below)

Director Nominees: Isaac J. Gaon, William J. Adams, Jr., Robert H. Friedman, David M. Milch, Walter Grossman, Mark L. Berenblut and J. Oliver Maggard to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualify.

To withhold authority to vote for less than all of the nominees, write the name of the nominee(s) in the space provided below

(2)	APPROVE THE AMENDMENT TO THE 2000 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE TO FIVE MILLION SHARES (5

FOR _______ AGAINST _______ ABSTAIN _______

(3)	RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

FOR _______ AGAINST _______ ABSTAIN _______

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE DIRECTORS, TO RATIFY THE AMENDMENT TO THE 2000 STOCK OPTION PLAN, TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY WITH RESPECT TO ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.

Dated ______________, 2003

____________________ (.S.)
____________________ (.S.)
Signatures

NOTE: Your signature should appear the same as your name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if mailed in the United States.

DATATEC SYSTEMS, INC.

2000 STOCK OPTION PLAN

(as amended)

1. Purpose of the Plan.

This 2000 Stock Option Plan (the "Plan") is intended as an incentive, to retain in the employ of and as directors, consultants and advisors to Datatec Systems, Inc., a Delaware corporation (the "Company") and any Subsidiary of the Company, within the meaning of Section 424(f) of the United States Internal Revenue Code of 1986, as amended (the "Code"), persons of training, experience and ability, to attract new employees, directors, consultants and advisors whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

It is further intended that certain options granted pursuant to the Plan shall constitute incentive stock options within the meaning of Section 422 of the Code (the "Incentive Options") while certain other options granted pursuant to the Plan shall be nonqualified stock options (the "Nonqualified Options"). Incentive Options and Nonqualified Options are hereinafter referred to collectively as "Options."

The Company intends that the Plan meet the requirements of Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and that transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b-3 by officers and directors of the Company pursuant to the Plan will be exempt from the operation of Section 16(b) of the Exchange Act. Further, the Plan is generally intended to satisfy the performance-based compensation exception to the limitation on the Company's tax deductions imposed by Section 162(m) of the Code. In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company's intent as stated in this Section 1.

2. Administration of the Plan.

The Board of Directors of the Company (the "Board") shall appoint and maintain as administrator of the Plan a Committee (the "Committee") consisting of two or more directors who are "Non-Employee Directors" (as such term is defined in Rule 16b-3) and "Outside Directors" (as such term is defined in Section 162(m) of the Code), which shall serve at the pleasure of the Board. The Committee, subject to Sections 3 and 5 hereof, shall have full power and authority to designate recipients of Options, to determine the terms and conditions of respective Option agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan. The Committee shall have the authority, without limitation, to designate which Options granted under the Plan shall be Incentive Options and which shall be Nonqualified Options. To the extent any Option does not qualify as an Incentive Option, it shall constitute a separate Nonqualified Option.

Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Options granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defects or supply any omission or reconcile any inconsistency in the Plan or in any Options granted under the Plan in the manner and to the extent that the Committee deems desirable to carry into effect the Plan or any Options. The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held. Subject to the provisions of the Plan, any action taken or determination made by the Committee pursuant to this and the other Sections of the Plan shall be conclusive on all parties.

In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, award or other acquisition under the Plan of Options or Stock as hereinafter defined does not consist of two or more directors who are "Non-Employee" and "Outside," or if there shall be no such Committee, then the Plan shall be administered by the Board, and references herein to the Committee (except in the proviso to this sentence) shall be deemed to be references to the Board, and any such grant, award or other acquisition may be approved or ratified in any other manner contemplated by subparagraph (d) of Rule 16b-3; provided, however, that options granted to the Company's Chief Executive Officer or to any of the Company's other four most highly compensated officers that are intended to qualify as performance-based compensation under Section 162(m) of the Code may only be granted by the Committee.

3. Designation of Optionees.

The persons eligible for participation in the Plan as recipients of Options (the "Optionees") shall include employees, officers and directors of (in addition to what such director has received or may receive under Section 6 of the Plan), and consultants and advisors to, the Company or any Subsidiary; provided that Incentive Options may only be granted to employees of the Company or any Subsidiary. In selecting Optionees, and in determining the number of shares to be covered by each Option granted to Optionees, the Committee may consider the office or position held by the Optionee or the Optionee's relationship to the Company, the Optionee's degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary, the Optionee's length of service, age, promotions, potential and any other factors that the Committee may consider relevant. An Optionee who has been granted an Option hereunder may be granted an additional Option or Options, if the Committee shall so determine.

4. Stock Reserved for the Plan.

Subject to adjustment as provided in Section 8 hereof, a total of 5,000,000 shares of the Company's Common Stock, $0.001 par value per share (the "Stock"), shall be subject to the Plan. The maximum number of shares of Stock that may be subject to options granted under the Plan to any individual in any calendar year shall not exceed 750,000, and the method of counting such shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code. The shares of Stock subject to the Plan shall consist of unissued shares or previously issued shares held by any Subsidiary of the Company, and such amount of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan. Should any Option expire or be canceled prior to its exercise in full or should the number of shares of Stock to be delivered upon the exercise in full of an Option be reduced for any reason, the shares of Stock theretofore subject to such Option may be subject to future Options under the Plan, except where such reissuance is inconsistent with the provisions of Section 162(m) of the Code.

5. Terms and Conditions of Options.

Options granted under the Plan shall be subject to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Option Price. The purchase price of each share of Stock purchasable pursuant to an Incentive Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value (as defined below) of such share of Stock on the date the Option is granted; provided, however, that with respect to an Optionee who, at the time an Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock shall be at least 110% of the Fair Market Value per share of Stock on the date of grant. The purchase price of each share of Stock purchasable under a Nonqualified Option shall not be less than 80% of the Fair Market Value of such share of Stock on the date the Option is granted; provided, however, that if an Option granted to the Company's Chief Executive Officer or to any of the Company's other four most highly compensated officers is intended to qualify as performance-based compensation under Section 162(m) of the Code, the exercise price of such Option shall not be less than 100% of the Fair Market Value (as such term is defined below) of such share of Stock on the date the Option is granted. The exercise price for each Option shall be subject to adjustment as provided in Section 8 below. "Fair Market Value" means the closing price of publicly traded shares of Stock on the principal securities exchange on which shares of Stock are listed (if the shares of Stock are so listed), or on the NASDAQ Stock Market (if the shares of Stock are regularly quoted on the NASDAQ Stock Market), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded shares of Stock in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code. In no event shall the purchase price of a share of Stock be less than the minimum price permitted under the rules and policies of any national securities exchange on which the shares of Stock are listed. Notwithstanding anything to the contrary in this Section 5(a), the purchase price of each share of Stock purchasable pursuant to an Option granted to a director under Section 6 of the Plan shall be the Fair Market Value of such share of Stock on the date such Option is granted.

(b) Option Term. The term of each Option shall be fixed by the Committee, however, no Option shall be exercisable more than ten years after the date such Option is granted. Notwithstanding anything to the contrary in this Section 5(b), in the case of an Incentive Option granted to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, no such Option shall be exercisable more than five years after the date such Option is granted.

(c) Exercisability. Subject to Section 5(j) hereof, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. Options granted to directors under Section 6 of the Plan shall be exercisable in three equal annual installments commencing on the date of the grant of such Option. The Board of Directors may waive any such installment exercise provision at any time in whold or in part based on performance and or such other factors as the Board shall determine in its sole discretion. Upon a Change of Control, the Committee may declare all options granted under the Plan and then outstanding to be exercisable in full at such time or times, and under such conditions, as the Committee shall determine. A "Change of Control" shall mean: (i) the sale of all or substantially all of the assets of the Company in one or a series of related transactions to any person or entity or group of persons or entities acting in concert or (ii) the merger or consolidation of the Company with or into another corporation with the effect that the then existing stockholders of the company hold less than 50% of the combined voting power of the then outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation or (iii) the acquisition by any person or entity or group of persons or entities acting in concert of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50% or more of the outstanding shares of the voting stock of the Company or (iv) the adoption of a plan relating to the liquidation or dissolution of the Company.

(d) Method of Exercise. Options may be exercised, to the extent then exercisable, in whole or in part at any time during the term of the Option, by giving written notice to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price, in cash, or by check or such other instrument as may be acceptable to the Committee. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may be made at the election of the Optionee (i) in the form of Stock owned by the Optionee (based on the Fair Market Value of the Stock on the trading day before the Option is exercised) which is not the subject of any pledge or security interest, (ii) in the form of shares of Stock withheld by the Company from the shares of Stock otherwise to be received with such withheld shares of Stock having a Fair Market Value on the date of exercise equal to the exercise price of the Option, or (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares surrendered to the Company is at least equal to such exercise price and except with respect to (ii) above, such method of payment will not cause a disqualifying disposition of all or a portion of the Stock received upon exercise of an Incentive Option. An Optionee shall have the right to dividends and other rights of a stockholder with respect to shares of Stock purchased upon exercise of an Option at such time as the Optionee has given written notice of exercise and has paid in full for such shares and (ii) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.

(e) Non-transferability of Options. Options are not transferable and may be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution or pursuant to a qualified domestic relations order. The Committee, in its sole discretion, may permit a transfer of a Nonqualified Option to (i) a trust for the benefit of the Optionee, or (ii) a member of the Optionee's immediate family (or a trust for his or her benefit). Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Option contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

(f) Death. Unless otherwise determined by the Committee at the time of grant, if any Optionee's employment with, retention by or service to the Company or any Subsidiary (including that as a director of the Company) terminates by reason of death, the Option may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one year after the date of such death or until the expiration of the stated term of such Option as provided under the Plan, whichever period is shorter. Notwithstanding anything to the contrary in this Section 5(f), in the case of the death of a director holding Options granted under Section 6 of the Plan, such Options shall become immediately exercisable.

(g) Disability. Unless otherwise determined by the Committee at the time of grant, if any Optionee's employment with, retention by or service to the Company or any Subsidiary (including that as a director of the Company) terminates by reason of total and permanent disability, any Option held by such Optionee may thereafter be exercised, to the extent such Option was exercisable at the time of termination due to such disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after 90 days of the date of such termination of employment or service or the expiration of the stated term of such Option, whichever period is shorter; provided, however, that, if the Optionee dies within such 90-day period, any unexercised Option held by such Optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year after the date of such death or for the stated term of such Option, whichever period is shorter. Notwithstanding anything to the contrary in this Section 5(g), in the case of termination by reason of disability of a director holding Options granted under Section 6 of the Plan, such Options may not be exercised after one year of the date of such termination or the expiration of the stated term of the Option, whichever period is shorter, provided, however, that if such a director dies within such one-year period, any unexercised Option held by such director shall thereafter be exercisable to the extent to which it is exercisable at the time of the death of such director for a period of one year after the date of such death or for the stated term of such Option, whichever period is shorter.

(h) Retirement. Unless otherwise determined by the Committee at the time of grant, if any Optionee's employment with, retention by or service to the Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined below), any Option held by such Optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after 90 days after the date of such termination of employment or service or the expiration of the stated term of such Option, whichever period is shorter; provided, however, that, if the Optionee dies within such 90-day period, any unexercised Option held by such Optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year after the date of such death or for the stated term of such Option, whichever period is shorter.

For purposes of this Section 5(h) "Normal Retirement" shall mean retirement from active employment with the Company or any Subsidiary on or after the normal retirement date specified in the applicable Company or Subsidiary pension plan or if no such pension plan, age 65, and "Early Retirement" shall mean retirement from active employment with the Company or any Subsidiary pursuant to the early retirement provisions of the applicable Company or Subsidiary pension plan or if no such pension plan, age 55.

(i) Other Termination. Unless otherwise determined by the Committee at the time of grant, if any Optionee's employment with, retention by or service to the Company or any Subsidiary (including that as a director of the Company) terminates for any reason other than death, disability, Normal Retirement or Early Retirement, the Option shall thereupon terminate, except that the portion of any Option that was exercisable on the date of such termination of employment or service may be exercised for the lesser of 90 days after the date of termination or the balance of such Option's term if the Optionee's employment or service with the Company or any Subsidiary is terminated by the Company or such Subsidiary without cause (the determination as to whether termination was for cause to be made by the Committee). The transfer of an Optionee from the employ of or service to the Company to the employ of or service to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment or service for purposes of the Plan. Notwithstanding anything to the contrary in this Section 5(i), in the case of termination of membership on the Board of a director holding Options granted under Section 6 of the Plan, such Options that are vested on the date of termination may be exercised in whole or in part at any time within one year of the date of such termination or the expiration of the stated term of the Option, whichever period is shorter and shall thereafter terminate.

(j) Limit on Value of Incentive Option. The aggregate Fair Market Value, determined as of the date the Incentive Option is granted, of Stock for which Incentive Options are exercisable for the first time by any Optionee during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

(k) Transfer of Incentive Option Shares. The stock option agreement evidencing an Incentive Option granted under this Plan shall provide that if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Stock issued to him upon exercise of an Incentive Option granted under the Plan within the two-year period commencing on the day after the date of the grant of such Incentive Option or within a one-year period commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise of such Incentive Option, he shall, within 10 days after such disposition, notify the Company thereof and immediately deliver to the Company any amount of United States federal, state and local income tax withholding required by law.

6. Grants to Non-Employee Directors.

Each director of the Company who is not an employee of the Company or any Subsidiary who becomes a director of the Company shall automatically receive a grant of an Option to purchase 24,000 shares of Stock on the date that such director is first elected or appointed to the Board. Thereafter, to the extent that shares of Stock remain available for the grant of Options under the Plan, each year on the day which is the yearly anniversary date after they began serving on the Board or the nearest preceding business day if such yearly anniversary date falls on a weekend or holiday, each director of the Company who is not an employee of the Company or any Subsidiary shall be granted an Option to purchase 24,000 shares of Stock.

7. Term of Plan.

No Option shall be granted pursuant to the Plan on or after March 8, 2010, but Options theretofore granted may extend beyond that date.

8. Capital Change of the Company.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock-split, or other change in corporate structure affecting the Stock, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Options granted under the Plan, to the end that after such event each Optionee's proportionate interest shall be maintained as immediately before the occurrence of such event.

9. Purchase for Investment.

Unless the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the Company has determined that such registration is unnecessary, each person exercising an Option under the Plan may be required by the Company to give a representation in writing that he or she is acquiring the shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

10. Taxes.

The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any Options granted under the Plan with respect to the withholding of any taxes or any other tax matters.

11. Effective Date of Plan.

The Plan shall be effective on March 8, 2000, provided however that the Plan shall subsequently be approved by majority vote of the Company's stockholders not later than March 8, 2001.

12. Amendment and Termination.

The Board may amend, suspend or terminate the Plan, except that no amendment shall be made that would impair the rights of any Optionee under any Option theretofore granted without the Optionee's consent, and except that no amendment shall be made which, without the approval of the stockholders of the Company would:

(a)	materially increase the number of shares that may be issued under the Plan, except as is provided in Section 8;

(b)	materially increase the benefits accruing to the Optionees under the Plan;

(c)	materially modify the requirements as to eligibility for participation in the Plan;

(d)

decrease the exercise price of an Incentive Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof, decrease the exercise price of a Nonqualified Option to less than 80% of the Fair Market Value per share of Stock on the date of grant thereof; or decrease the exercise price of an Option granted to a director under Section 6 of the Plan, or

(e)	extend the term of any Option beyond that provided for in Section 5(b).

The Committee may amend the terms of any Option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Optionee without the Optionee's consent. The Committee may also substitute new Options for previously granted Options, including options granted under other plans applicable to the participant and previously granted Options having higher option prices, upon such terms as the Committee may deem appropriate.

13. Government Regulations.

The Plan, and the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, national securities exchanges and interdealer quotation systems as may be required.

14. General Provisions.

(a) Certificates. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, or other securities commission having jurisdiction, any applicable Federal or state securities law, any stock exchange or interdealer quotation system upon which the Stock is then listed or traded and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(b) Employment Matters. The adoption of the Plan shall not confer upon any Optionee of the Company or any Subsidiary any right to continued employment or, in the case of an Optionee who is a director, continued service as a director, with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees, the service of any of its directors or the retention of any of its consultants or advisors at any time.

(c) Limitation of Liability. No member of the Board or the Committee, or any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(d) Registration of Stock. Notwithstanding any other provision in the Plan, no Option may be exercised unless and until the Stock to be issued upon the exercise thereof has been registered under the Securities Act and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States. The Company shall not be under any obligation to register under applicable federal or state securities laws any Stock to be issued upon the exercise of an Option granted hereunder in order to permit the exercise of an Option and the issuance and sale of the Stock subject to such Option, although the Company may in its sole discretion register such Stock at such time as the Company shall determine. If the Company chooses to comply with such an exemption from registration, the Stock issued under the Plan may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Stock represented thereby, and the Committee may also give appropriate stop transfer instructions with respect to such Stock to the Company's transfer agent.

DATATEC SYSTEMS, INC.

March 8, 2000 (as amended on April 30, 2003)